                                                                    EXHIBIT 25.1

                                   FORM T-1
                ==============================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              __________________

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              __________________

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _______

                              __________________

                    UNITED STATES TRUST COMPANY OF NEW YORK
              (Exact name of trustee as specified in its charter)


               New York                                        13-3818954
    (Jurisdiction of incorporation                          (I.R.S. employer
     if not a U.S. national bank)                          identification No.)

        114 West 47th Street                                    10036-1532
            New York, NY                                        (Zip Code)
        (Address of principal
          executive offices)

                              __________________
                         GLOBAL IMAGING SYSTEMS, INC.
              (Exact name of obligor as specified in its charter)

               Delaware                                        99-3247752
    (State or other jurisdiction of                         (I.R.S. employer
    incorporation or organization)                         identification No.)

       3820 Northdale Boulevard
             Suite 200A
           Tampa, Florida                                         33624
(Address of principal executive offices)                        (Zip Code)

                              __________________
                  10 3/4% Senior Subordinated Notes due 2007
                      (Title of the indenture securities)

                ==============================================

                 INFORMATION REGARDING ADDITIONAL REGISTRANTS

The following additional registrants are wholly owned, direct and indirect subsidiaries of Global Imaging Systems, Inc. and guarantors of the senior subordinated notes.

                                                                                                     IRS
                                                                                                   Employer
                                                              Jurisdiction of   Primary S.I.C.   Identification
Name                                                          Organization      Code Number #        Number
----                                                          ---------------   --------------   --------------
 1.   American Photocopy Equipment Company of Pittsburgh      Delaware                5995         25-1333970
      d/b/a AMCOM Office Systems
 2.   Berney, Inc.                                            Alabama                 5995         63-0872797
 3.   Business Equipment Unlimited                            Maine                   5995         01-0332262
 4.   Cameron Office Products, Inc.                           Massachusetts           5995         04-2943281
 5.   Capitol Copy Products, Inc.                             Delaware                5995
 6.   Capitol Office Solutions, Inc.                          Delaware                5995         52-1058303
 7.   Carr Business Machines of Great Beck Inc. d/b/a Carr    New York                5995         11-2382276
      Business Systems
 8.   Centre Business Products, Inc.                          Pennsylvania            5995         25-1402615
 9.   Connecticut Business Systems, Inc.                      Connecticut             5995         06-1164954
 10.  Conway Office Products, Inc.                            New Hampshire           5995         02-0326832
 11.  Copy Service and Supply, Inc.                           North Carolina          5995         56-1405771
 12.  COS Financial, Inc.                                     Maryland                5995
 13.  Distinctive Business Products, Inc.                     Illinois                5995         36-3206780
 14.  Duplicating Specialties, Inc. d/b/a Copytronix          Oregon                  5995         93-0557407
 15.  Eastern Copy Products, Inc.                             New York                5995         16-1060031
 16.  Electronic Systems, Inc.                                Virginia                5995         54-1145980
 17.  Electronic Systems of Richmond, Inc.                    Virginia                5995         54-1221626
 18.  Felco Office Systems, Inc.                              Texas                   5995         74-2355241
 19.  Global Imaging Finance Company                          Delaware                5995         59-3423296
 20.  Global Imaging Operations, Inc.                         Delaware                5995         04-3340313
 21.  ProView, Inc.                                           North Carolina          5995         56-1879665
 22.  Quality Business Systems, Inc.                          Washington              5995         91-1332069
 23.  Southern Business Communications, Inc.                  Georgia                 5995         58-1428621
 24.  Southern Copy Systems, Inc.                             Alabama                 5995         63-0895357

The address and telephone number of the principal executive offices for each of the additional registrants are the same as for Global Imaging Systems, Inc., as set forth on the facing page of this statement of eligibility.

                                    GENERAL


1.   GENERAL INFORMATION
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, D.C.
             New York State Banking Department, Albany, New York

     (b)     Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Global Imaging Systems, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS
     ----------------

     T-1.1   --     Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-
                    97056).

     T-1.2   --     Included in Exhibit T-1.1.

     T-1.3   --     Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS
     ----------------
     (cont'd)

     T-1.4   --     The By-Laws of United States Trust Company of New York, as
                    amended is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.6   --     The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7   --     A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE
====

As of April 28, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                              __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 29th day of April, 1999.

UNITED STATES TRUST COMPANY
  OF NEW YORK, Trustee

By: /s/ Louis P. Young
    ------------------------------
    Louis P. Young
    Vice President

                                                              Exhibit T-1.6
                                                              -------------

       The consent of the trustee required by Section 321(b) of the Act.

                    United States Trust Company of New York
                              114 West 47th Street
                              New York, NY  10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.



Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK


     /s/Gerard F. Ganey
     ---------------------------------
By:  Gerard F. Ganey
     Senior Vice President

                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                               DECEMBER 31, 1998
                               -----------------
                               ($ IN THOUSANDS)

ASSETS
------

Cash and Due from Banks                                             $  104,220

Short-Term Investments                                                 207,292

Securities, Available for Sale                                         578,874

Loans                                                                2,061,582
Less:  Allowance for Credit Losses                                      17,199
                                                                    ----------
     Net Loans                                                       2,044,383
Premises and Equipment                                                  58,263
Other Assets                                                           124,079
                                                                    ----------
     TOTAL ASSETS                                                   $3,117,111
                                                                    ==========

LIABILITIES
-----------
Deposits:
     Non-Interest Bearing                                           $  709,221
     Interest Bearing                                                1,908,861
                                                                    ----------
         Total Deposits                                              2,618,082

Short-Term Credit Facilities                                           170,644
Accounts Payable and Accrued Liabilities                               146,324
                                                                    ----------
     TOTAL LIABILITIES                                              $2,935,050
                                                                    ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                            14,995
Capital Surplus                                                         53,041
Retained Earnings                                                      111,402
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                                   2,623
                                                                    ----------

TOTAL STOCKHOLDER'S EQUITY                                             182,061
                                                                    ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                                           $3,117,111
                                                                    ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

February 1, 1999